EXHIBIT 23.2




                    INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Time Warner Inc. on Form S-3 of our report dated March 10, 1995, with respect to the consolidated financial statements of Summit Communications Group, Inc. incorporated by reference in the Form 8-K of Time Warner Inc. dated May 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 4, 1995